Exhibit 99.1

Implant Sciences’ QS-B220 Explosives Trace Detector Receives “Qualified” Status for Air Cargo

Wilmington, MA – October 28, 2013 – Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, announced today that the U.S. Transportation Security Administration (TSA) has notified the Company that its QS-B220 Explosives Trace Detector has been granted acceptance onto the “Qualified” section of the Air Cargo Screening Technology List (ACSTL). With this acceptance, which is a follow-on to the “Approved” status granted by the TSA in January 2013, the QS-B220 joins the list of products from which regulated parties are encouraged to purchase security solutions. Further information regarding the TSA’s notification can be found in the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission on October 28, 2013.

Implant Sciences’ Vice President of Technology, Todd Silvestri commented, “This is the fourth regulatory success Implant Sciences has had with the QS-B220 this year. What is significant about this result, as well as the STAC certification we announced earlier this month, is that both require testing conducted under actual operating conditions. Through these government approvals and successes with a number of air cargo customers, the QS-B220 has proven its efficacy in air cargo screening facilities was well as in the laboratory.”

Implant Sciences' President and CEO Glenn D. Bolduc added, “Implant Sciences is proud to be the only provider of a TSA-Qualified trace detection solution that does not incorporate radioactive materials. Not having to invest in radiation safety protocols represents a significant operational advantage for many of our customers. We anticipate that this achievement will accelerate our sales efforts, both domestically and internationally.”

About the QS-B220 Desktop Explosives Trace Detector

The QS-B220 uses Ion Mobility Spectrometry (IMS) to rapidly detect and identify trace amounts of a wide variety of military, commercial, and homemade explosives. With significantly lower maintenance requirements than competing systems, the QS-B220 can be deployed for a much lower total cost of ownership than other approved products. Featuring a radioactive material-free design, push-button maintenance and diagnostics, and a patented inCal™ internal automatic calibration system, the QS-B220 brings new levels of performance and convenience to desktop trace detection users with unsurpassed ease of use.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences has developed proprietary technologies used in its commercial explosives and drugs trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences' QS-H150 handheld explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for air cargo screening, the Company's QS-B220 has also received a Developmental Testing & Evaluation (DT&E) Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by March 31, 2014; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation

Company Contact:

Glenn Bolduc, CEO

978-752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com